EIGHTH AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of June 1, 2015, is entered into by and among CINCINNATI BELL FUNDING LLC (the “Seller”), CINCINNATI BELL INC., as Servicer (the “Servicer”), and as Performance Guarantor (the “Performance Guarantor”), the Purchasers and Purchaser Agents parties hereto and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrator for each Purchaser Group (the “Administrator”).
RECITALS
1.The parties hereto are parties to the Amended and Restated Receivables Purchase Agreement, dated as of June 6, 2011 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.Concurrently herewith, the Seller, the Servicer, Cincinnati Bell Wireless, LLC (the “Exiting Originator”), and the other Originators party thereto are entering into that certain Third Amendment to the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”).
3.The parties hereto desire to amend the Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
SECTION 2.Amendments to the Agreement. The Agreement is hereby amended as follows:
2.1    The term “CBW” and its related definition set forth in Exhibit I of the Agreement are deleted in their entirety.
2.2    The definition of “Concentration Percentage” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:

“Concentration Percentage” means, at any time for any Obligor, the applicable Concentration Percentage set forth below:

Obligor	Concentration Percentage
The General Electric Companies, so long as each of the following conditions are met:
(a) if Standard and Poor’s is then providing a short-term unsecured debt rating for General Electric Company, General Electric Company has a short-term unsecured debt rating of “A‑1+” from Standard and Poor’s;
(b) if Moody’s is then providing a short-term unsecured debt rating for General Electric Company, General Electric Company has a short-term unsecured debt rating of “P‑1” from Moody’s;
(c) General Electric Company has either:
(i) a long-term unsecured debt rating of at least “AA” by Standard and Poor’s; or
(ii) a long-term unsecured debt rating of at least “Aa2” by Moody’s;
(d) no more than 15% of Receivables, the Obligor of which is one of the General Electric Companies, remain unpaid 121 days or more from the original invoice date of such Receivables; and
(e) the Administrator has not provided five (5) Business Days’ notice to the Seller or Servicer that the applicable Concentration Percentage shall be 25% notwithstanding satisfaction of clauses (a) through (d) above
30.00%
The General Electric Companies, so long as General Electric Company has both: (a) a short-term unsecured debt rating of “A-1+” by Standard and Poor’s or, if General Electric Company does not have a short-term unsecured debt rating from Standard and Poor’s, a long-term unsecured debt rating of at least “AA” by Standard and Poor’s; and (b) a short-term unsecured debt rating of “P-1” by Moody’s or, if General Electric Company does not have a short-term unsecured debt rating from Moody’s, a long-term unsecured debt rating of at least “Aa2” by Moody’s	25.00%
The General Electric Companies, so long as General Electric Company has both: (a) a short-term unsecured debt rating of at least “A-1” by Standard and Poor’s or, if General Electric Company does not have a short-term unsecured debt rating from Standard and Poor’s, a long-term unsecured debt rating of at least “A” by Standard and Poor’s; and (b) a short-term unsecured debt rating of “P-1” by Moody’s or, if General Electric Company does not have a short-term unsecured debt rating from Moody’s, a long-term unsecured debt rating of at least “A2” by Moody’s	15.00%

The General Electric Companies, so long as General Electric Company has both: (a) a short-term unsecured debt rating of at least “A-2” by Standard and Poor’s or, if General Electric Company does not have a short-term unsecured debt rating from Standard and Poor’s, a long-term unsecured debt rating of at least “BBB+” by Standard and Poor’s; and (b) a short-term unsecured debt rating of at least “P-2” by Moody’s or, if General Electric Company does not have a short-term unsecured debt rating from Moody’s, a long-term unsecured debt rating of at least “Baa1” by Moody’s	10.00%
Each of the three largest Obligors (including the General Electric Companies if they do not fall within one of the other categories above) based on the Outstanding Balance of Eligible Receivables	4.00%
Any other Obligor (including the General Electric Companies if they do not fall within one of the other categories above)	2.00%

2.3    Clause (b) of the definition of “Default Ratio” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:
(b) the sum of (x) the aggregate initial Outstanding Balance of all Group A Receivables originated by the Originators during the calendar month that is 5 calendar months before such calendar month, plus (y) the aggregate initial Outstanding Balance of all Group B Receivables originated by the Originators during the calendar month that is 6 calendar months before such calendar month, plus (z) the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is one of the General Electric Companies, originated by the Originators during the calendar month that is 7 calendar months before such calendar month.
2.4    Clause (a) of the definition of “Defaulted Receivable” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:
(a)    as to which any payment, or part thereof, remains unpaid for more than (i) with respect to a Group A Receivable, 150 days from the original invoice date of such Receivable, (ii) with respect to a Group B Receivable, 180 days from the original invoice date of such Receivable and (iii) with respect to a Receivable, the Obligor of which is one of the General Electric Companies, 210 days from the original invoice date of such Receivable, or
2.5    The definition of “Delinquent Receivable” set forth in Exhibit I of the Agreement is amended by replacing the phrase “90 days” where it appears therein with the phrase “120 days”.
2.6    Clause (a) of the definition of “Eligible Receivable” set forth in Exhibit I of the Agreement is amended by deleting the words “and (iv) is not a federal governmental entity” and substituting “(iv) is not a Sanctioned Person or not a resident of a Sanctioned Country and (v) is not a federal governmental entity” therefor.
2.7    The definition of “Euro-Rate” set forth in Exhibit I of the Agreement is amended by adding the phrase “the greater of (a) 0.00% and (b)” after the phrase “with respect to any Yield Period,” where it appears therein.
2.8    The definition of “Excess Concentration” set forth in Exhibit I of the Agreement is amended by adding a new clause (iv) thereto immediately after existing clause (iii), and in connection therewith, the period “.” at the end of clause (iii) is replaced with “; plus”:
(iv)    the amount by which the Outstanding Balance of Eligible Receivables of the five largest Obligors then in the Receivables Pool (based on the Outstanding Balance of Eligible Receivables and excluding the General Electric Companies if the General Electric Companies have a Concentration Percentage equal to or greater than 10.00% on such date), in the aggregate, exceeds an amount equal to 12.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

2.9    Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I of the Agreement is amended by replacing the date “June 2, 2016” where it appears therein with the date “May 30, 2018”.
2.10    “The definition of “Legacy Originator” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:
“Legacy Originator” means any of CBAD Virginia, eVolve, CBAD, CBET and CBT.
2.11    The definition of “LMIR” set forth in Exhibit I of the Agreement is amended by adding the phrase “the greater of (a) 0.00% and (b)” after the phrase “for any day during any Yield Period,” where it appears therein.
2.12    The definition of “Loss Reserve Percentage” set forth in Exhibit I of the Agreement is replaced in its entirety with the following:
“Loss Reserve Percentage” means, on any date, a percentage equal to (i) the product of (A) 2.25 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months, multiplied by (B) the sum of (1) the aggregate initial Outstanding Balance of all Receivables originated by the Originators during the five most recent calendar months, plus (2) 0.125 multiplied by the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is not one of the General Electric Companies, originated by the Originators during the sixth most recent calendar month, plus (3) the aggregate initial Outstanding Balance of all Receivables, the Obligor of which is one of the General Electric Companies, originated by the Originators during the sixth most recent calendar month, divided by (ii) the Net Receivables Pool Balance as of such date.
2.13    The definition of “Purchaser Termination Date” set forth in Exhibit I of the Agreement is amended by replacing the date “June 1, 2015” where it appears therein with the date “May 30, 2016”.
2.14    The defined term “OFAC” and the definition thereof set forth in Exhibit I of the Agreement are deleted in their entirety.
2.15    The definitions of “Sanctioned Country” and “Sanctioned Person” set forth in Exhibit I of the Agreement are replaced in their entirety with the following:
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
2.16    The following new defined terms are added to Exhibit I of the Agreement in appropriate alphabetical order:
“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Covered Entity” shall mean (a) each of Seller, Servicer, each Originator and each of CB’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Group A Receivable” shall mean a Receivable, (a) the Obligor of which is not one of the General Electric Companies and (b) is not a Group B Receivable.
“Group B Receivable” shall mean shall mean a Receivable, (a) the Obligor of which is not one of the General Electric Companies and (b) is aged on the “Great Plains” billing system (or such other billing system approved in writing from time to time by the Administrator).
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
2.17    Section 1(l) in Exhibit III of the Agreement is replaced in its entirety with the following:
(l)    Investment Company Act; Not a Covered Fund. The Seller is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company,” under (and as to each such term, as defined in) the Investment Company Act. Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.
2.18    Section 1(n) in Exhibit III of the Agreement is replaced in its entirety with the following:
(n)     Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
2.19    Section 2(i) in Exhibit III of the Agreement is replaced in its entirety with the following:
(i)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

2.20    Section 1(r) in Exhibit IV of the Agreement is replaced in its entirety with the following:
(r)     Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each purchase will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
2.21    Section 2(l) in Exhibit IV of the Agreement is replaced in its entirety with the following:
(l)    Anti-Money Laundering/International Trade Law Compliance. The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each purchase will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator and each Purchaser Agent in writing upon the occurrence of a Reportable Compliance Event.
2.22    Clause (l) in Exhibit V of the Agreement is replaced in its entirety with the following:
(l)    the “Purchase and Sale Termination Event” (as defined in the Sale Agreement) with respect to CBT shall have occurred;
2.23    Schedule II to the Agreement is replaced in its entirety with Schedule II attached hereto.
SECTION 3.Reaffirmation by Performance Guarantor. The Performance Guarantor hereby (i) consents (to the extent required under the Performance Guaranty or any applicable law) to and acknowledges and agrees with the amendments contemplated by this Amendment and any and all other amendments, modifications or waivers to or in the Transaction Documents amended on or before the date hereof, including any and all provisions thereof that may increase the obligations of any Originator, Servicer, Sub-Servicer or Seller and (ii) ratifies and reaffirms all of its payment and performance obligations under the Performance Guaranty.
SECTION 4.Representations and Warranties. Each of the Seller, the Servicer and the Performance Guarantor hereby represents and warrants to the Administrator, each Purchaser and each Purchaser Agent as follows:
(a)Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)No Default. After giving effect to this Amendment, no Termination Event, Unmatured Termination Event or Servicer Default exists or shall exist.

SECTION 5.Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
SECTION 6.Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of:
(a)duly executed counterparts of this Amendment from each of the parties hereto;
(b)duly executed counterparts of the PSA Amendment (and evidence that each of the conditions to effectiveness set forth therein have been satisfied);
(c)duly executed counterparts of an Assignment Agreement, dated as of the date hereof, by and among the Administrator, the Exiting Originator and the Seller.
(d)duly executed counterparts of that certain Sixth Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”), by and among the Seller, the Servicer, the Administrator and the Purchaser Agents party thereto;
(e)evidence of payment of each of the “Amendment Fee” and the “Structuring Fee” (under and as each is defined in the Fee Letter) in immediately available funds; and
(f)a pro forma Information Package representing the performance of the Receivables Pool for the April 2015 calendar month.
SECTION 7.Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery by facsimile or email of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.
SECTION 8.Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 9.Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
SECTION 10.Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
(Signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CINCINNATI BELL FUNDING LLC,
as Seller

By:	/s/ Christopher C. Elma
Name:	Christopher C. Elma
Title:	Vice President and Treasurer

CINCINNATI BELL INC.,
as Servicer and as Performance Guarantor

By:	/s/ Christopher C. Elma
Name:	Christopher C. Elma
Title:	Vice President and Treasurer

S-1

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent and as a Related Committed
Purchaser

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

S-2

REGIONS BANK,
as a Purchaser Agent, as an LC Participant and as a Related Committed Purchaser

By:	/s/ Kathy Myers
Name:	Kathy Myers
Title:	Vice President

S-3